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                                                                    EXHIBIT 23.1
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                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonqualified Stock Option Plan--1986 of Systemed Inc. and in the related Prospectus of our report dated February 17, 1995, except for note 10, the date for which is March 29, 1995, with respect to the consolidated financial statements and schedules of Systemed Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Orange County, California
June 5, 1995